Exhibit 4.23

Supplemental letter to the $750,000,000 facility agreement dated 19 August 2015

Euronav NV
de Gerlachekaai 20
B-2000 Antwerp
Belgium
Date:    30 August 2016
Dear Sirs
$750,000,000 facility agreement dated 19 August 2015
1.
We refer to the loan agreement (the "Loan Agreement") dated 19 August 2015 made between (1) yourselves as borrower, (2) the banks and financial institutions listed in schedule 1 thereto as original lenders, (3) ABN AMRO Bank N.V., DNB Bank ASA, ING Bank N.V. Nordea Bank Norge ASA and Skadinaviska Enskilda Banken AB (publ) as bookrunners and mandated lead arrangers, (4) Credit Agricole Corporate and Investment Bank as lead arranger, (5) KBC Bank NV, Scotiabank Europe plc and Societe Generale as co-arrangers, (6) the banks and financial institutions listed in schedule 2 thereto as swap providers, (7) Nordea Bank Norge ASA and DNB Bank ASA as co-ordinators, (8) Nordea Bank Norge ASA as agent and (9) Nordea Bank Norge ASA as security agent, providing for the making available to you of a revolving credit facility and an acquisition facility in the aggregate amount of $750,000,000.

2.
This letter is supplemental to the Loan Agreement and the other Finance Documents which shall be read and construed together with this letter. Expressions defined in the Loan Agreement shall have the same meanings when used in this letter.

3.
You have requested that the Lenders consent to Clause 5.2 of the Loan Agreement being amended as set out in paragraph 4 below such that the scheduled reductions in connection with the Acquisition Facility are aligned .

4.	Upon and with effect from the date of your acceptance of this letter (by signing and dating the acknowledgment below), Clause 5.2 of the Loan Agreement shall be amended to read as follows:
"5.2          Scheduled reduction of Facilities
Subject to such scheduled reduction amounts being reduced in accordance with Clause 6.9.5(b), the Facilities shall be subject to scheduled reductions as follows:
5.2.1	the Total Revolving Credit Facility Commitments shall be reduced:
(a)	on the date falling 6 months after the Closing Date; and
(b)	on each of the dates falling at 6 monthly intervals thereafter, in the case of the first 12 reductions, by the sum of $40,000,000 and in the case of the 13th and final reduction, by the sum of $20,000,000;
5.2.2	subject to Clause 5.4, the Available Tranche Amount in relation to each Acquisition Vessel (and the Total Acquisition Facility Commitments) shall be reduced:

(a)	on the date falling 6 months after the Drawdown Date of the first Advance made in respect of that Acquisition Vessel;
(b)	on each of the dates falling at 6 monthly intervals thereafter up to 19 August 2016 (the "Relevant Date");
(c)	on the date falling 6 months after the Relevant Date; and
(d)	on each of the dates falling at 6 monthly intervals thereafter, in each case by an amount equal to 1/30th of the amount of such first Advance.".
5.
All references in the Loan Agreement to "this Agreement" and all references in each of the Finance Documents to the "Loan Agreement" (or similar expressions) shall be construed as references to the Loan Agreement as amended by this letter.

6.	This letter shall be deemed to constitute a Finance Document.
7.	Save as expressly amended hereby, all other terms and conditions of the Loan Agreement and the Finance Documents shall remain unaltered in full force and effect.
8.
All costs, charges and expenses incurred by us in connection with the negotiation, preparation and  execution of this letter shall be reimbursed by you to us in accordance with Clause 18.2 of the Loan Agreement.

9.
This letter and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and the provisions of Clauses 30.2 to 30.6 of the Loan Agreement shall extend and apply hereto as if the same were (mutatis mutandis) expressly set out in this letter.

Please confirm your agreement to this letter by signing and dating the acknowledgment below on a copy of this letter and returning it to us.

Yours faithfully
Nordea Bank Norge ASA

/s/ Knut S. Hongseth		/s/ Henrik Lund
..............................................................................................
By:	Knut S. Hongseth	Henrik Lund
Title:	Senior Vice President	Vice President

ABN AMRO Bank N.V.

/s/ A.C.A.J. Biesbroeck		/s/ P.R. Vogelzang
..............................................................................................
By:	A.C.A.J. Biesbroeck	P.R. Vogelzang
Title:

Belfius Bank NV/SA

/s/ Piet Cordonnier		/s/ Thierry Blanpain
..............................................................................................
By:	Piet Cordonnier	Thierry Blanpain
Title:	Company Lawyer Belfius Bank NV/SA	Head of Project Finance Energy Specialised Finance Belfius Bank S.A.

Credit Agricole Corporate and Investment Bank

/s/ Justin Lande
..............................................................................................
By:	Justin Lande
Title:	Managing Director Head of London Ship Finance

DNB (UK) Limited

/s/ Kay Newman		/s/ Danielle Eastop
..............................................................................................
By:	Kay Newman	Danielle Eastop
Title:	Authorised Signatory	Authorised Signatory

HSBC Bank plc

/s/ Antenis Lamnides
..............................................................................................
By:	Antenis Lamnides
Title:	Senior Relationship Manager Shipping

ING Bank N.V.

/s/ Peter de Jong		/s/ Ben Dijkhuizen
..............................................................................................
By:	Peter de Jong	Ben Dijkhuizen
Title:	Director	Director

KBC Bank NV

/s/ Anja Goris		/s/ Paul Verheyen
..............................................................................................
By:	Anja Goris	Paul Verheyen
Title:	Senior Banker	Manager Corporate Center

Scotiabank Europe plc

/s/ David Sparues		/s/ Mark Lee
..............................................................................................
By:	David Sparues	Mark Lee
Title:	Director	Managing Director

Skandinaviska Enskilda Banken AB (publ)

/s/ Erling Amundsen		/s/ Per Olav Bucher-Johannessen
..............................................................................................
By:	Erling Amundsen	Per Olav Bucher-Johannessen
Title:

Societe Generale

/s/ Paul Taylor
..............................................................................................
By:	Paul Taylor
Title:	Global Head of Shipping

ACKNOWLEDGMENT
Agreed and accepted this 30th day of August 2016
Euronav NV

/s/ Hugo De Stoop		/s/ Egied Verbeeck
..............................................................................................
By:	Hugo De Stoop	Egied Verbeeck
Title:	Executive Committee Member	Executive Committee Member